EXHIBIT 10a1



                          AMENDMENT TO TRUST AGREEMENT


     THIS AMENDMENT, made as of the 1st day of January, 1996, among GILBERT L. KLEMANN, II, AMERICAN BRANDS, INC., a Delaware corporation (the "Company"), and THE CHASE MANHATTAN BANK (National Association), incorporated under the laws of the United States of America (the "Trustee").


                              W I T N E S S E T H :


     WHEREAS, the Company and the Trustee have entered into a Trust Agreement made as of November 1, 1993 (the "Trust Agreement") for the purpose of establishing a trust in order to provide a source of benefits under the terms of the Company's Supplemental Retirement Plan (the "Plan") for the benefit of the Executive; and

     WHEREAS, the Plan has been amended effective as of January 1, 1996 to change the name thereof to the American Brands, Inc. Supplemental Plan and to eliminate restrictions on withdrawals of amounts held in the trust prior to termination of employment by the Executive; and

     WHEREAS, the Executive ceased to accrue benefits under the Company's tax qualified retirement plan and shall continue to accrue benefits under the Plan effective as of January 1, 1996; and

     WHEREAS, the parties desire to amend the Trust Agreement in order to reflect these changes;

     NOW, THEREFORE, in consideration of the premises, the parties agree that the Trust Agreement is hereby amended as follows:

     1. All references in the Trust Agreement to the Plan shall be references to the American Brands, Inc. Supplemental Plan.

     2. Section 1.2 of the Trust Agreement is hereby amended in its entirety as follows:

               "1.2 The Trustee shall hold, manage, invest and otherwise administer the Fund pursuant to the terms of this Agreement. The Trustee shall be responsible only for contributions actually received by it hereunder and shall have no responsibility for the correctness of the amount thereof. Upon the establishment of this Trust, and from time to time thereafter, the Company may contribute to the Trust, unless otherwise directed by the Executive to make such contributions to a segregated account established with the Trustee or other bank, trust company or other financial institution by or for the benefit of the Executive pursuant to the Plan ("Segregated Account"), such amount in cash as the Company shall determine to be appropriate to provide a source of the payments required under the terms of the Plan. Prior to the making of any contribution to the Trust, the Company shall have approved the establishment of a Segregated Account of the Executive, the terms and provisions thereof, and the bank, trust company or other financial institution with which such Segregated Account may be established. The initial contribution by the Company shall be in an amount approximately equal to the present value of the after tax equivalent of the aggregate maximum benefits that would be due to the Executive as of such date under the retirement and profit-sharing provisions of the Plan, or such lesser amount as the Company shall determine. The Company will make additional annual contributions to the Trust or Segregated Account in amounts such that the amount of the Fund, together with the amount in the Executive's Segregated Account, at such time will be approximately equal to the present value of the after tax equivalent of the Executive's accrued benefits under the Plan at that time, or in such lesser amounts as the Company shall determine. The Company also may make a final contribution to the Trust as promptly as practicable after the Executive's termination of employment in an amount such that the amount of the Fund, together with the amount, if any, in the Executive's Segregated Account will be equal to (i) the sum of the present value of the after tax equivalent of (x) the Executive's benefit under the supplemental retirement provisions of the Plan or, if the termination of employment is by reason of the death of the Executive, the Executive's benefit under the supplemental retirement provisions of the Plan immediately prior to his death and (y) the Executive's supplemental profit-sharing benefit under the Plan, reduced by (ii) the amounts of any actual withdrawals from the Fund or from the Executive's Segregated Account by the Executive as provided in Section 2.4 plus the income which would have been earned on such withdrawn amounts from the time of withdrawal to the time of the Executive's termination of employment, at a rate equal to the after tax equivalent of 120% of the applicable monthly immediate annuity interest purchase rate which would be used by the Pension Benefit Guaranty Corporation from time to time during such period for the purpose of determining the present value of a single sum distribution on plan termination."

     3. Section 2.1 of the Trust Agreement is hereby amended in its entirety as follows:

               "2.1 The Company shall act as Administrator of the Trust. Except for the records dealing solely with the Fund and its investment, which shall be maintained by the Trustee, the Company as Administrator shall maintain all the Executive's records contemplated by this Agreement, including records of the Executive's compensation and benefits from the Company, the amount of his benefits accrued under the Plan, the Company's contributions to the Fund, withdrawals from the Fund as provided in Section 2.4 or from the Executive's Segregated Account, the Executive's beneficiary designation and such other records as may be necessary for determining the amount payable to the Executive or his Surviving Spouse or other beneficiary under the Plan. All such records shall be made available promptly upon the request of the Executive. In the event that the Executive's Segregated Account is not maintained with the Trustee, the Company shall give written notice to the Trustee as to the identity of the bank, trust company or other financial institution with which the Segregated Account is maintained. In such case, the Company also shall give notice to the Trustee in the event of a withdrawal by the Executive of any or all of the funds in his Segregated Account. The Company shall give written notice to the Trustee of the Executive's termination of employment, and as to whether such termination is by reason of the death of the Executive. The Company as Administrator shall also prepare and distribute the Executive's annual estimated benefit statements specified in Section 2.2 and shall perform such other duties and responsibilities in connection with the administration of the Trust as the Company or the Trustee determines is necessary or advisable to achieve the objectives of this Agreement."

     4. Section 2.4 of the Trust Agreement is hereby amended in its entirety as follows:

               "2.4 Subject to the next to the last sentence of
          Section 5.2, the Executive may withdraw all or any portion of the Fund, in cash or, to the extent practicable, in kind at any time upon written notice of not less than sixty (60) days to the Company and the Trustee. Prior to any such withdrawal, the Trustee shall notify the Company in writing of such withdrawal and the amount thereof. In the event of any withdrawal by the Executive from his Segregated Account, the Company shall promptly notify the Trustee in writing of such withdrawal and the amount thereof."

     5. Section 2.5 of the Trust Agreement is hereby amended in its entirety as follows:

               "2.5 The Executive may elect to transfer all or any portion of the Fund to his Segregated Account, in cash or, to the extent practicable, in kind, at any time upon written notice of not less than sixty (60) days to the Company and the Trustee and the financial institution with which the Segregated Account is established. The Executive also may elect to transfer funds, in cash, from his Segregated Account to the Trust upon written notice of not less than sixty (60) days to the Company and the Trustee, and funds so transferred shall be held by the Trustee as part of the Fund."

     6. Section 8.1 of the Trust Agreement is hereby amended in its entirety as follows:

               "8.1 The Trust shall terminate upon the expiration of sixty (60) days following the Executive's termination of employment (by retirement or otherwise), unless the Trustee and the Executive agree to continue the Trust thereafter upon such terms as they may agree, but in the event of such continuation the Company shall have no further obligations under this Agreement with respect to matters relating to such continuation, including expenses and compensation of the Trustee, as provided in Section 5.2, and indemnification of the Trustee as provided in Section 3.2."

     IN WITNESS WHEREOF, the parties have caused this AMENDMENT to be duly executed as of the day and year first written above.

Attest:                                     AMERICAN BRANDS, INC.

Louis F. Fernous, Jr.                          Steven C. Mendenhall
- ---------------------                       By----------------------
     Secretary                                 Senior Vice President
                                                 and Chief Administrative
                                                 Officer


Attest:                                     THE CHASE MANHATTAN BANK

  Carl P. Pierleoni                             Mark J. Altschuler
- ---------------------                       By----------------------
  Carl P. Pierleoni                             Mark J. Altschuler
Second Vice President                             Vice President


     I hereby consent to the foregoing AMENDMENT.

Witness:


   Dianne J. Ebner                           Gilbert L. Klemann, II
- ---------------------                       ------------------------
                                             GILBERT L. KLEMANN, II

STATE OF CONNECTICUT )
                     :  ss.:  Old Greenwich, CT-March 22, 1996
COUNTY OF FAIRFIELD  )

     Personally appeared Steven C. Mendenhall, Senior Vice President and Chief Administrative Officer of AMERICAN BRANDS, INC., signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed as such Senior Vice President and Chief Administrative Officer and the free act and deed of said Corporation, before me.

                                                 Lenora Rowser
                                       -----------------------------------
                                                 Notary Public




STATE OF NEW YORK  )
                   :  ss.:  New York, NY-April 30, 1996
COUNTY OF NEW YORK )

     Personally appeared Mark J. Altschuler, Vice President of THE CHASE MANHATTAN BANK, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed as such Vice President and the free act and deed of said Corporation, before me.

                                               Scott P. Callahan
                                       -----------------------------------
                                                 Notary Public

STATE OF CONNECTICUT )
                     :  ss.:  Old Greenwich, CT-March 29, 1996
COUNTY OF FAIRFIELD  )

     Personally appeared GILBERT L. KLEMANN, II, signer of the foregoing instrument, and acknowledged the same to be his free act and deed, before me.

                                                 Mark S. Lyon
                                       -----------------------------------
                                                 Notary Public